Exhibit 5.01

SILVESTRE LAW GROUP, P.C.

2629 Townsgate Road #215

Westlake Village, CA 91361

(818) 597-7552

Fax (805) 553-9367

September 28, 2022

Curative Biotechnology, Inc.

1825 NW Corporate Blvd. Suite 110

Boca Raton, FL 33431

Re: Registration Statement on Form S-1 (File No. 333-264339)

Ladies and Gentlemen:

We have acted as counsel to Curative Biotechnology, Inc., a Florida corporation (the “Company”), in connection with the filing of a Registration Statement on Form S-1 (the “Registration Statement”) with the Securities and Exchange Commission, including a related prospectus included in the Registration Statement (the “Prospectus”) covering an underwritten public offering of up to 1,553,398 shares of common stock ( “Common Stock”) par value $0.0001 per share (the “Common Shares”).The Registration Statement also covers the issuance of warrants to purchase up to 89,319 shares of Common Stock being issued to Aegis Capital Corp., the underwriter for the offering (the “Warrant”) and the shares of Common Stock issuable upon exercise thereof. The shares of Common Stock issuable upon exercise of the Warrants are referred to as the “Warrants Shares.” The Common Shares and the Warrants are to be sold by the Company as described in the Registration Statement and Prospectus. The Shares and the Warrants, and the Warrant Shares are collectively referred to as the “Securities”.

In connection with this opinion, we have (i) examined and relied upon the Registration Statement and the Prospectus, the Company’s articles of incorporation and bylaws, each as currently in effect, the underwriting agreement filed as an exhibit to the Registration Statement, the form of the Warrant filed as exhibits to the Registration Statement, and such other documents, records, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below, and (ii) assumed that the securities offered pursuant to the Registration Statement will be sold on pricing terms established by the Board of Directors of the Company or a duly authorized committee thereof. We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies, the accuracy, completeness and authenticity of certificates of public officials, and the due authorization, execution and delivery of all documents by all persons other than the Company where authorization, execution and delivery are prerequisites to the effectiveness thereof. As to certain factual matters, we have relied upon a certificate of an officer of the Company and have not independently verified such matters.

Our opinion is expressed only with respect to the General Corporation Law of the State of Delaware and the laws of the State of California. We express no opinion to the extent that any other laws are applicable to the subject matter hereof and express no opinion and provide no assurance as to compliance with any federal or state securities law, rule or regulation.

We express no opinion to the extent that future issuances of securities of the Company, including the Warrant Shares, and/or antidilution adjustments to outstanding securities of the Company, cause the Warrants to be exercisable for more shares of the Common Stock than the number that remain available for issuance under the then effective articles of incorporation of the Company. Further, we have assumed that the exercise price of the Warrants at the time of exercise is equal to or greater than the par value of the Common Stock.

SILVESTRE LAW GROUP, P.C.

With regard to our opinion concerning the Warrants constituting valid and binding obligations of the Company:

(i)	our opinion is subject to, and may be limited by, (a) applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance, debtor and creditor, and similar laws which relate to or affect creditors’ rights generally, and (b) general principles of equity (including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing) regardless of whether considered in a proceeding in equity or at law;

(ii)	our opinion is subject to the qualification that (a) the enforceability of provisions for indemnification or limitations on liability may be limited by applicable law and by public policy considerations, and (b) the availability of specific performance, an injunction or other equitable remedies is subject to the discretion of the court before which the request is brought;

(iii)	we express no opinion with respect to any provision of the Warrants that: (a) relates to the subject matter jurisdiction of any federal court of the United States of America or any federal appellate court to adjudicate any controversy related to the Warrants; (b) specifies provisions may be waived in writing, to the extent that an oral agreement or implied agreement by trade practice or course of conduct has been created that modifies such provision; (c) contains a waiver of an inconvenient forum; (d) provides for liquidated damages, buy-in damages, default interest, late charges, monetary penalties, prepayment or make-whole payments or other economic remedies; (e) relates to advance waivers of claims, defenses, rights granted by law, or notice, opportunity for hearing, evidentiary requirements, statutes of limitations, trial by jury, service of process or procedural rights; (f) restricts non-written modifications and waivers; (g) provides for the payment of legal and other professional fees where such payment is contrary to law or public policy; (h) relates to exclusivity, election or accumulation of rights or remedies; or (i) provides that provisions of the Warrants are severable to the extent an essential part of the agreed exchange is determined to be invalid and unenforceable; and

(iv)	we express no opinion as to whether a state court outside of the State of New York or a federal court of the United States would give effect to the choice of New York law provided for in the Warrants.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that

(i)	The Shares have been duly authorized and, when issued and delivered against payment therefor in accordance with the Registration Statement and the Prospectus, will be validly issued, fully paid and nonassessable,

(ii)	The Warrants have been duly authorized by the Board of Directors of the Company and, when executed on behalf of the Company and issued and delivered in accordance with the Registration Statement and the Prospectus, will be valid and binding obligations of the Company in accordance with their respective terms

(iii)	The Warrant Shares, when issued and delivered upon exercise of the Warrants, in accordance with the terms thereof, will be duly authorized, validly issued, fully paid and nonassessable

(iv)	The Common Shares have been duly authorized by the Board of Directors of the Company and, when issued and delivered against payment therefor in accordance with the Registration Statement and the Prospectus, will be valid and binding obligations of the Company.

The opinions expressed in this opinion letter are as of the date of this opinion letter only and as to laws covered hereby only as they are in effect on that date, and we assume no obligation to update or supplement such opinion to reflect any facts or circumstances that may come to our attention after that date or any changes in law that may occur or become effective after that date. The opinions herein are limited to the matters expressly set forth in this opinion letter, and no opinion or representation is given or may be inferred beyond the opinions expressly set forth in this opinion letter.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference made to this firm in the Prospectus under the caption “Legal Matters.” In giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities Act or the rules and regulations thereunder.

Very truly yours,

/s/ SILVESTRE LAW GROUP, PC

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